UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2009

SPECTRUM PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Technology Drive, Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 15, 2009, Spectrum Pharmaceuticals, Inc. (the “Company”) entered into a placement agency agreement with Rodman & Renshaw, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of 1,715,266 shares of the Company’s common stock and warrants to purchase up to 857,633 shares of the Company’s common stock in a registered direct public offering. The Company has agreed to pay the Placement Agent an aggregate fee equal to 5% of the gross proceeds received in the offering, including proceeds received by the Company upon exercise of the warrants, if any, provided that the Company may enter into arrangements with one or more broker-dealers pursuant to which the broker-dealers will be entitled to receive up to an aggregate of 0.5% of the gross proceeds received in the offering, but not including proceeds received from the exercise of the warrants. The Company has also agreed to reimburse the Placement Agent for expenses incurred by it in connection with the offering in an amount equal to 1% of the gross proceeds received by the Company in the offering, but in no event in excess of $10,000.
Also on June 15, 2009, the Company and two of its existing institutional investors entered into a securities purchase agreement, pursuant to which the Company agreed to sell an aggregate of 1,715,266 shares of its common stock and warrants to purchase a total of 857,633 shares of its common stock to such investors for gross proceeds of approximately $10 million. The common stock and warrants were sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.50 of a share of common stock. The purchase price per unit is $5.83, which is equal to the closing bid price of the Company’s common stock on Friday, June 12, 2009. Subject to certain ownership limitations, the warrants are exercisable on the six month anniversary of the closing date of the offering and for a 90 day period thereafter at an exercise price of $5.83. The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.
The net proceeds to the Company from the registered direct public offering, after deducting placement agent fees and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, are expected to be approximately $9.5 million. The offering is expected to close on or before June 19, 2009. After giving effect to the offering, the Company has 38,706,546 shares of common stock outstanding.
The common stock, warrants to purchase common stock and shares of common stock issuable upon exercise of the warrants will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on June 17, 2009 in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-150260), which became effective on May 5, 2008. A copy of the opinion of Stradling Yocca Carlson & Rauth relating to the legality of the issuance and sale of the shares of common stock, warrants and shares of common stock issuable upon exercise of the warrants in the offering is attached as Exhibit 5.1 hereto.
The foregoing summaries of the terms of the placement agency agreement, the securities purchase agreement and the warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 4.1, and 10.1, respectively, and incorporated herein by reference. A copy of the press release announcing the registered direct public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description

1.1	Placement Agency Agreement, dated June 15, 2009, by and between Spectrum Pharmaceuticals, Inc. and Rodman & Renshaw, LLC.

4.1	Form of Common Stock Purchase Warrant to be issued by Spectrum Pharmaceuticals, Inc. to the investors in the offering.

5.1	Opinion of Stradling Yocca Carlson & Rauth.

10.1	Form of Securities Purchase Agreement, dated June 15, 2009, by and between Spectrum Pharmaceuticals, Inc. and the investors in the offering.

23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1).

99.1	Press Release, dated June 16, 2009.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.
June 18, 2009	By:	/s/ Shyam Kumaria
Shyam Kumaria
Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description

1.1	Placement Agency Agreement, dated June 15, 2009, by and between Spectrum Pharmaceuticals, Inc. and Rodman & Renshaw, LLC.

4.1	Form of Common Stock Purchase Warrant to be issued by Spectrum Pharmaceuticals, Inc. to the investors in the offering.

5.1	Opinion of Stradling Yocca Carlson & Rauth.

10.1	Form of Securities Purchase Agreement, dated June 15, 2009, by and between Spectrum Pharmaceuticals, Inc. and the investors in the offering.

23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1).

99.1	Press Release, dated June 16, 2009.